UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2942 North 24th Street, Suite 115, #42035 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Loan Agreement

On October 1, 2025, Fold, Inc., a Delaware corporation (“Borrower”), and wholly owned subsidiary of Fold Holdings, Inc. (the “Company”), entered into a Master Loan Agreement (the “MLA”) with Two Prime Lending Limited, a company organized under the laws of the British Virgin Islands (“Two Prime”), that establishes a revolving credit facility (the “Facility”) pursuant to the terms of which the Borrower may, from time to time, request an advance of funds, and Two Prime may, in its sole and absolute discretion, extend or decline such advance on terms acceptable to the Borrower and Two Prime and as set forth in individually executed loan term sheets (each, a “Loan Term Sheet”).

Facility and economics:

The Facility provides for loans in an aggregate principal amount of up to $45,000,000, with no minimum loan amount required. Any amounts borrowed under this Facility bear interest at a rate of 6.5% per annum, accruing daily on a 360‑day year basis and payable in USD. The first advance under the first Loan Term Sheet will mature on October 1, 2026 (the “Maturity Date”). The Borrower may prepay any outstanding amounts borrowed, in whole or in part, without premium or penalty, at any time prior to the Maturity Date. If the Borrower fails to pay any amount payable (including any Loan Fees (as defined in the Facility)) on its due date (including the Maturity Date or a Redelivery Date (as defined in the Facility)), late fees shall, at the discretion of Two Prime, accrue for each Unpaid Sum (as defined in the Facility) from its due date to the date of actual payment at a rate of 5.0% per annum.

The first advance under the Facility is a Fixed Term Loan with a Borrower Prepayment Option and no Call Option (as each such term is defined in the Facility). All subsequent Loan Term Sheets shall be individually agreed upon between the Borrower and Two Prime.

Use of proceeds:

The Company expects that any amounts borrowed from the Facility will be used for, without limitation, working capital and general corporate purposes. This Facility provides non-dilutive capital to support the Company’s growth and preserves optionality with regard to managing its bitcoin treasury.

Collateral; valuation; custody:

The Borrower’s obligations under the Facility are secured by a portion of the Borrower’s bitcoin with a value at least equal to the Initial Collateral Level of the Loan Assets (as each such term is defined in the Facility) as set out in the Loan Term Sheet (the “Collateral”). Two Prime receives a continuing, first-priority security interest in the Collateral, but may not lend, invest, re-pledge, rehypothecate, or otherwise use or encumber the Collateral, and may access the Collateral only in accordance with the MLA.

In connection with the MLA and as a condition to funding, the Borrower entered into a tri‑party Account Control Agreement (the “ACA”) with Two Prime, as the secured party, and BitGo Trust Company, Inc. as custodian (the “Custodian”) governing custody and control of Collateral for the Facility. Under the terms of the Facility, all Collateral shall be deposited with the Custodian.

Collateralization levels, margin mechanics, and liquidation risks:

The Initial Collateral Level (as defined in the Loan Term Sheet) is 250% for the first advance. If the collateralization ratio falls below the Collateral Call Level (as defined in the Loan Term Sheet) of 175%, Two Prime has the right to require the Borrower to contribute additional Collateral to the Custodian up to the Initial Collateral Level. If the Collateral Level (as defined in the Facility) falls below the “Liquidation Level” (as set forth in the Loan Term Sheet), an automatic event of default is triggered and Two Prime shall have the right to instruct the Custodian to liquidate Collateral, without prior notice to the Borrower. If the ratio of Collateral to the Loan Assets (as defined in the Facility) exceeds the “Collateral Refund Level” set forth in the Loan Term Sheet, the Borrower may request return of Excess Collateral (as defined in the Facility).

In the event that Two Prime, in its sole and absolute discretion, determines that there is any regulatory or liquidity risk in relation to, or litigation against the issuer of, the Digital Assets (as defined in the Facility) provided as Collateral, or in the event the value of the Collateral (based on the Blended Spot Rate, as defined in the Facility) decreases by 25% or more within a twelve hour rolling period, Two Prime has the right to, by notice to the Borrower, require the Borrower to prepay all or a portion of the Loan Balance (as defined in the Facility) upon a three days’ notice.

Events of default; remedies:

Events of default include (without limitation) Borrower’s failure to repay Loan Assets on the due date of such loan, failure to pay Loan Fees when due, failure to respond to the First Notification within the First Notification Period (as defined in the Facility), the Collateral Level (as defined in the Facility) falls below the “Liquidation Level” (as set forth in the Loan Term Sheet), insolvency/bankruptcy events. Upon default, the lender may accelerate, apply setoff, and instruct the Custodian to liquidate Collateral in a commercially reasonable manner. Sale proceeds are net of transaction costs and adjusted for any hedging gains or losses as provided. The borrower does not control the order, manner or price of sale.

Covenants and other terms:

The MLA includes customary representations, warranties, covenants, events of default, and remedies for a secured, digital-asset–collateralized loan facility, along with standard provisions on collateral control, reporting, confidentiality, taxes, fees and expenses, assignments, amendments, and dispute resolution/governing law matters.

The foregoing descriptions of the MLA (including the initial Loan Term Sheet) do not purport to be complete and are qualified in their entirety by reference to the full text of the MLA, Schedule 2 and Schedule 3 thereto, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‑K with respect to the MLA is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*^	Master Loan Agreement, dated as of October 1, 2025, by and between Fold, Inc. and Two Prime Lending Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

^ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLD HOLDINGS, INC.

By:
		Name:	Will Reeves
		Title:	Chief Executive Officer

Dated: October 1, 2025